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                                                                     EXHIBIT 5.1

                           GIBSON, DUNN & CRUTCHER LLP
                                     LAWYERS
                                 Jamboree Center
                                  4 Park Plaza
                            Irvine, California 92614


                                  June 19, 1997

(714) 451-3800                                                     C 51286-00003

La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, California 92121

        Re: Registration Statement on Form S-8 Pursuant to General Instruction E

Ladies and Gentlemen:

        We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission pursuant to General Instruction E of Form S-8, to register an additional 500,000 shares of common stock, par value $0.01 per share (the "Additional Securities"), of La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), issuable under the Company's 1994 Stock Incentive Plan (the "Plan").

        For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

        On the basis of and in reliance upon the foregoing, and assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), it is our opinion that the Additional Securities will, when issued, delivered and paid for pursuant to and in accordance with the Plan, be validly issued, fully paid and non-assessable.




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La Jolla Pharmaceutical Company
June 19, 1997
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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                               Very truly yours,


                                               /s/ GIBSON, DUNN & CRUTCHER LLP
                                               -------------------------------
                                                   Gibson, Dunn & Crutcher LLP

BWC/GCT